UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     July 15, 2003
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                              NORTH BANCSHARES, INC.
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               (Exact name of registrant as specified in its Charter)


Delaware                            0-22800             36-3915073
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(State or other            (commission file number)     (IRS Employer
jurisdiction of                                          Identification
incorporation)                                           number)



100 West North Avenue, Chicago, Illinois                60610
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(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                     N/A
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         (Former name or former address, if changed since last report)


                                      1.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits
         99.1. Press release, dated July 15, 2003.


Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12)

On July 15, 2003, the Registrant issued the attached press release regarding second quarter 2003 earnings and the declaration of a regular quarterly dividend. The press release is attached as Exhibit 99.1 to this current report on Form 8-K and is being furnished pursuant to Item 12 of Form 8-K.



                                    2.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NORTH BANCSHARES, INC.
                                          (Registrant)


                                          /S/ Joseph A. Graber
Date:    July 15, 2003                    -------------------------------
                                          Joseph A. Graber
                                          President and
                                          Chief Executive Officer

                                     EXHIBIT





                                        4.

                NORTH BANCSHARES, INC.            NEWS
                100 West North Avenue - Chicago, Illinois 60610 312-664-4320

RELEASE:        IMMEDIATELY

CONTACT:        Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             SECOND QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, JULY 15, 2003, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced both basic and diluted earnings per share decreased to $.06 for the quarter ended June 30, 2003 compared with $.11 per share for the quarter ended June 30, 2002. Net income for the quarter ended June 30, 2003 decreased by $63,000 and amounted to $70,000 compared with $133,000 for the quarter ended June 30, 2002. The decrease was primarily attributable to a $213,000 decrease in net interest income. These items were partially offset by a $74,000 increase in non-interest income and a $51,000 decrease in income tax expense.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.08 per share to be paid on August 15, 2003 to stockholders of record as of August 1, 2003. The dividend of $.08 per share represents a 27% decrease over the previous quarterly dividend of $.11 per share and reflects results of operations for the first quarter of 2003.

         Net interest income, before provision for loan losses, decreased by $213,000 to $790,000 for the quarter ended June 30, 2003, compared with $1.0 million for the quarter ended June 30, 2002. The decrease was attributable to a $431,000 reduction in total interest income offset by a $218,000 decrease in total interest expense. The decrease was primarily attributable to the low interest rate environment and the large number of loans that have been prepaid, refinanced or have had their loan terms modified.

         Non-interest income increased by $74,000 to $187,000 for the quarter ended June 30, 2003 compared with $113,000 for the quarter ended June 30, 2002. The increase was primarily attributable to a $38,000 increase in gain on sale of mortgages and a $17,000 increase in the gain on sale of securities available for sale.

         Non-interest expense decreased by $15,000 to $873,000 for the quarter ended June 30, 2003 compared with $888,000 for the quarter ended June 30, 2002. The decrease was primarily attributable to decreases in other non-interest expense and professional fees.

         Cash and cash equivalents increased by $3.3 million to $21.6 million at June 30, 2003 compared with $18.3 million at December 31, 2002. The increase was primarily due to loan prepayments not reinvested into loans or securities available for sale at the end of the quarter.

         Net loans receivable decreased by $4.9 million and amounted to $81.6 million at June 30, 2003 compared with $86.5 million at December 31, 2002. The $4.9 million decrease was due primarily to greater than normal prepayments of loans due to the low interest rate environment. Equity line of credit loans increased by $4.1 million to $16.4 million at June 30, 2003 from $12.3 million at December 31, 2002. The Bank originated $25.8 million in loans during the six month period ended June 30, 2003 and recorded $29.4 million in repayments and $1.5 million in loan sales compared with $24.1 million in originations, $20.1 million in repayments and $1.7 million in loan sales during the six month period ended June 30, 2002. At June 30, 2003, the Bank had $10.2 million in loan applications pending approval or closing and $12.1 million in unused lines of credit. The Company did not add to the allowance for loan losses during the quarter ended June 30, 2003 compared with an allocation of $10,000 to the allowance for loan losses during the quarter ended June 30, 2002, due primarily to a decrease in total loans receivable. The total allowance for loan losses amounted to $326,000 or 0.40% of loans receivable at June 30, 2003 compared with $326,000 and 0.34% of loans receivable at June 30, 2002. There was one mortgage loan delinquent 60 days or more at June 30, 2003 that amounted to $159,000.

         Total deposits decreased by $1.6 million and amounted to $88.6 million at June 30, 2003 compared with $90.2 million at December 31, 2002. The decrease was due primarily to a $4.3 million decrease in certificates of deposit primarily attributable to the repayment of a higher cost $2.5 million brokered certificate of Deposit. This decrease was partially offset by a $2.2 million increase in checking and money market accounts. The weighted average cost of

                                        1

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deposits decreased to 2.51% at June 30, 2003 from 3.25% at June 30, 2002.

         Borrowed funds decreased by $3.5 million and amounted to $27.5 million at June 30, 2003 compared with $31.0 million at December 31, 2002. The decrease is attributable to repayment of higher cost FHLB advances that matured during the six month period.

         Stockholders' equity was $13.6 million at June 30, 2003 compared with $13.9 million at December 31, 2002. The slight decrease was primarily attributable to a $189,000 decrease in accumulated other comprehensive income due primarily to the sale of investment securities available for sale and a $115,000 decrease in retained earnings. The decrease in retained earnings was due to net income of $136,000 that was offset by $251,000 in dividend payments. Book value per share decreased to $11.92 at June 30, 2003 compared with $12.22 at December 31, 2002.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "Mortgage loans continue to be refinanced at record rates, continuing a trend that began in 2001, with the result being a decrease in our interest rate spread and a decrease in net income for the quarter. We remain cautious about investing long term at such low rates and therefore have maintained excess liquidity which has had a negative impact on our spreads. We will continue to focus our lending on products that will adjust to the prime rate and sell qualifying fixed rate loans into the secondary market." He added, "We have initiated a number of cost reduction measures that will take effect during the second half of the year which will help to offset the margin compression."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 59 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                         (FINANCIAL STATEMENTS ATTACHED)

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

                                                       NORTH BANCSHARES, INC.
                                      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

ASSETS                                                           JUNE 30, 2003 DECEMBER 31, 2002
------------------------------------------------------------------------------------------------
Cash and due from banks                                                 $2,460           $ 1,629
Interest-bearing deposits                                                6,219             4,338
Federal funds sold                                                      12,830            12,253
Investment in dollar denominated mutual funds                               87                83
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TOTAL CASH AND CASH EQUIVALENTS                                         21,596            18,303

Securities available for sale                                           23,673            26,875
Stock in Federal Home Loan Bank (FHLB) of Chicago                        4,113             3,999
Loans receivable, net of allowance for loan losses of $326
 at June 30, 2003 and December 31, 2002                                 81,565            86,464
Accrued interest receivable                                                403               503
Premises and equipment, net                                                895               850
Other assets                                                               831               799
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TOTAL ASSETS                                                           133,076           137,793
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LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------
Deposits
   Interest-bearing                                                     82,260            85,074
   Non-interest-bearing                                                  6,354             5,076
Borrowed funds                                                          27,500            31,000
Advance payments by borrowers for taxes and insurance                      744               871
Accrued interest payable and other liabilities                           2,594             1,867
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TOTAL LIABILITIES                                                      119,452           123,888
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Preferred stock, $.01 par value. Authorized 500,000 shares;
  none outstanding                                                           -                 -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued
  1,914,075; outstanding 1,142,927 at June 30, 2003 and 1,138,029
  at December 31, 2002                                                      19                19
Additional paid in capital                                              13,224            13,284
Retained earnings, substantially restricted                             12,025            12,140
Treasury stock, at cost (771,148 shares at June 30, 2003 and
  776,046 shares at December 31, 2002)                                 (11,668)          (11,745)
Accumulated other comprehensive income                                      70               259
Unearned stock awards                                                      (46)              (52)
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TOTAL STOCKHOLDERS' EQUITY                                              13,624            13,905
------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $133,076          $137,793
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


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

                                                       NORTH BANCSHARES, INC.
                                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

                                                                THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                     JUNE 30,                     JUNE 30,
                                                                  2003          2002           2003        2002

INTEREST INCOME:
-----------------------------------------------------------------------------------------------------------------
Loans receivable                                                $1,306        $1,690          2,737         3,409
Interest-bearing deposits and federal funds sold                    61            36            117            94
Securities available for sale                                      271           359            569           662
Dividend on FHLB stock and other interest income                    64            48            114            82
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TOTAL INTEREST INCOME                                            1,702         2,133          3,537         4,247
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INTEREST EXPENSE:
Deposit accounts                                                   528           687          1,115         1,407
Borrowed funds                                                     384           443            785           869
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TOTAL INTEREST EXPENSE                                             912         1,130          1,900         2,276
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NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES               790         1,003          1,637         1,971
PROVISION FOR LOAN LOSSES                                            -            10              -            28
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                790           993          1,637         1,943
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NON-INTEREST INCOME:
Gain on sale of securities available for sale                       37            20             64            20
Gain on sale of mortgage loans held for sale                        52            14             59            25
Other non-interest income                                           98            79            187           153
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TOTAL NON-INTEREST INCOME                                          187           113            310           198
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NON-INTEREST EXPENSE:
Compensation and benefits                                          469           459            882           896
Occupancy expense                                                  119           116            242           226
Professional fees                                                   46            64             86           120
Data processing                                                     74            69            146           124
Advertising and promotion                                           34            31             63            55
Other non-interest expense                                         131           149            322           260
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TOTAL NON-INTEREST EXPENSE                                         873           888          1,741         1,681
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INCOME BEFORE INCOME TAXES                                         104           218            206           460
INCOME TAX EXPENSE                                                  34            85             70           170
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NET INCOME                                                         $70          $133            136           290
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EARNINGS PER SHARE:
Basic                                                             $.06          $.11            .12           .25
Diluted                                                           $.06          $.11            .12           .25
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WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                        1,140,177     1,148,605      1,139,285     1,150,732
Diluted                                                      1,151,724     1,164,359      1,141,534     1,166,191
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COMPREHENSIVE (LOSS) INCOME                                      $(61)          $519           (53)           424
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

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
SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                         THREE MONTHS ENDED    SIX MONTHS ENDED
                                                                              JUNE 30,              JUNE 30,
                                                                         2003          2002    2003        2002

PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)       0.21%        0.38%    0.20%      0.42%
Return on Stockholders' equity (ratio of net income to average
equity) (1)                                                              2.06          3.92    1.98       4.28
Interest rate spread information:
Average during period (1)                                                1.98          2.49    2.03       2.45
End of period (1)                                                        1.93          2.53    1.93       2.53
Net interest margin (1)                                                  2.42          2.97    2.48       2.95
Ratio of operating expenses to average assets (1)                        2.58          2.55    2.55       2.44
Efficiency ratio (2)                                                      .89           .80     .89        .78
Ratio of average interest-earning assets to average interest-bearing
  liabilities                                                          115.82        114.34  115.58     114.61
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                                                                          JUNE 30, 2002       DECEMBER 31, 2002

ASSET QUALITY RATIOS:
---------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                        0.00                  0.00
Allowance for loan losses to non-performing loans                             N/A                   N/A
Allowance for loan losses to loans receivable                                0.40                  0.38
CAPITAL RATIOS:
---------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                        10.24                 10.09
Average Stockholders' equity to average assets                              10.17                  9.83
Shares outstanding-actual                                               1,142,927             1,138,029
Book value per share (3)                                                    11.92                 12.22
Number of full service offices                                                  2                   2
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

(1) Annualized for the three and six month periods presented.
(2) Includes gains on sales.
(3) Includes other comprehensive income.